Exhibit 4.3

SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE. PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MEARS TECHNOLOGIES, INC.

Senior Secured Convertible Note

Issuance Date: March 17, 2015	Principal Amount: U.S. $

FOR VALUE RECEIVED, Mears Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of                 or its registered assigns (“Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on the outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date or acceleration, conversion, prepayment or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (this “Note”) is one of an issue of Senior Secured Convertible Notes issued either (i) pursuant to the Securities Purchase Agreement (as defined below) on the Closing Date (as defined below); or (ii) in exchange for those senior convertible notes in the aggregate principal amount of $7,349,226.24 (the “Old MTI Convertible Note”) issued by the Company to those Persons listed on Exhibit A of the Securities Purchase Agreement under the heading “Old MTI Convertible Note Conversions” (collectively, the “Other Notes” and together with this Note, the “Notes”). Certain capitalized terms used herein are defined in Section 23. All other capitalized terms not defined herein shall have the meaning given to such terms in the Securities Purchase Agreement.

1.   PREPAYMENT. The Company may, at any time prior to the Maturity Date, prepay this Note in full, and in part, including all unpaid and accrued interest thereon, provided however that the written consent of the Required Holders shall be required if prepaid before the IPO Outside Date. In the event the Company wishes to prepay this Note on or before the IPO Outside Date, it shall notify the Holder and the holders of the Other Notes to obtain the requisite consents. A prepayment made pursuant to this Section 1 shall be made pro rata among all Note holders.

2.   INTEREST RATE. So long as no Event of Default shall have occurred and be continuing, Interest on this Note shall accrue at a rate equal to ten percent (10%) simple interest per annum. Interest shall be payable on the Maturity Date, or such earlier date as is required pursuant to this Note. If an Event of Default shall have occurred and be continuing, the Interest Rate shall automatically be increased to twelve percent (12%) simple interest during the period of such Event of Default, until such Event of Default is later cured. Interest due on this Note shall be computed on the basis of a three hundred sixty-five (365)-day year.

3.  CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a)            Mandatory Conversion - IPO. Upon consummation of the IPO (as defined below), this Note shall automatically convert, through no further action on the part of the Company or the Holder, into that number of shares of Common Stock equal to the quotient of (A) the Conversion Amount (as defined below) divided by (B) the Conversion Price. For the purpose of this Section 3(a), the “Conversion Price” shall be equal to fifty percent (50%) of the IPO Price to Public (as defined below) (rounded to two decimal places); provided; however, that in no event shall the Conversion Price be greater than $0.4908 or nor less than $0,2454, in each case as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, or the like that occur after the Issuance Date in accordance with Section 5.

(b)            Optional Conversion – Financing. Upon consummation of a Subsequent Placement other than the IPO pursuant to Section 4(k) of the Securities Purchase Agreement, the Holder shall be entitled to elect to convert all of the Notes into shares of Common Stock. In the event that the Holder so elects to convert, this Note shall convert into that number of shares of Common Stock equal to the quotient of (A) the Conversion Amount divided by (B) the Conversion Price. For the purposes of this Section 3(b), the “Conversion Price” shall be equal to fifty percent (50%) of the purchase price of the securities being sold by the Company in such Subsequent Placement (rounded to two decimal places); provided; however, that in no event shall the Conversion Price be greater than $0.4908 or nor less than $0,2454, in each case as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, or the like that occur after the Issuance Date in accordance with Section 5.

(c)            Optional Conversion. At any time after the Issuance Date and until ten (10) calendar days prior to the consummation of the IPO, the Holder shall be entitled to elect to convert all of this Note into shares of Common Stock, In the event that the Holder so elects to convert, this Note shall convert into that number of shares of Common Stock equal to the quotient of (A) the Conversion Amount divided by (B) the Conversion Price. For the purposes of this Section 3(c), the “Conversion Price” shall be equal to $0.4908, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations, or the like that occur after the Issuance Date in accordance with Section 5.

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(d)            Mechanics of Conversion.

(1)               Conversion; Issuance of Shares. To convert the Notes pursuant to Sections 3(b) or 3(c) above into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile or otherwise) a copy of a properly and fully-completed and executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and to each other holder of a Note. Promptly following the date of receipt of such Conversion Notice, or, with respect to a mandatory conversion pursuant to Section 3(a), upon the consummation of the IPO, and following the Holder’s delivery of this original Note to the Company for cancellation, the Company shall issue and deliver (via reputable overnight courier) to the Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, with the legends required by the Securities Purchase Agreement or applicable law.

(ii)               Registration. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell all or part of any Registered Note by the holder thereof and subject to the holder’s compliance with Section 12, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 13, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of its receipt of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). The Holder and the Company shall maintain records showing the Principal and Interest converted and/or paid (as the case may be) and the dates of such conversion and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion,

(iii)              No Fractional Shares; Transfer Taxes. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share, The Company shall pay any and all transfer, stamp, issuance and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

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4.   RIGHTS UPON EVENT OF DEFAULT.

(a)           Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)                the Company’s failure to pay to the Holder any amount of Principal or Interest when and as due if such failure remains uncured for a period of at least five (5) Business Days;

(ii)               liquidation proceedings shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iii)              bankruptcy, insolvency, reorganization or other proceedings for the relief of debtors shall be instituted against the Company and shall not be dismissed within sixty (60) days of their initiation;

(iv)             the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action;

(v)              the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; or (ii) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law; or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

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(vi)             a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and which judgments are not, within sixty (60) days after the entry thereof, satisfied, bonded, discharged or stayed pending appeal, or are not satisfied, bonded or discharged within sixty (60) days after the expiration of such stay;

(vii)            the Company fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $250,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing by the Company in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder;

(viii)           other than as specifically set forth in another clause of this Section 4(a), the Company breaches any material covenant or other term or condition of any Transaction Document, if such breach remains uncured for a period of thirty (30) days after actual knowledge of the Company of such breach, or any representation or warranty made by the Company in any Transaction Document is not accurate in any material respect when made or deemed made;

(ix)              the validity or enforceability of any provision of any Transaction Document shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof;

(x)               the Security Documents shall for any reason, except (A) to the extent permitted by the terms hereof or thereof, or (B) as a result of the act or omission of Holder or the holder of any Other Note and not materially related to the failure of the Company to satisfy or tender to satisfy its obligations under the Security Documents, fail or cease to create a separate valid and perfected first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement) and such breach remains uncured for a period of ten (10) Business Days after notice from Holder or the holder of any Other Note of such failure or ceasing; or

(xi)              any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

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(b)            Notice of an Event of Default. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within five (5) Business Days deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. At any time after the occurrence of an Event of Default, the Required Holders may, by notice to the Company, declare all of the Notes to be forthwith due and payable, whereupon the Principal and all accrued and unpaid Interest thereon, plus all costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

5. ADJUSTMENT OF CONVERSION PRICE.

(a)            Adjustment of Conversion Price Collar upon Subdivision or Combination of Common Stock. If the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price (and the minimum and maximum amounts of the Conversion Price) in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price (and the minimum and maximum amounts of the Conversion Price) in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)            Other Events. In the event that the Company shall take any action to which the provisions of Section 5(a) are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions, then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 5(b) will increase the Conversion Price as otherwise determined pursuant to this Section 5, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

6.  NONCIRCUMVENTION.

The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, so long as any of the Notes remain outstanding, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note, including without limitation complying with Section 7(b) hereof.

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7. RESERVATION OF AUTHORIZED SHARES.

(a)            Reservation. The Company shall at all times during which the Notes are outstanding reserve and keep available out of its authorized but unissued shares Common Stock, solely for the purpose of effecting the conversion of the Notes, no less than one hundred ten percent (110%) of the maximum number of shares issuable on conversion of the Notes (the “Required Reserve Amount”).

(b)            Insufficient Authorized Shares. If, notwithstanding Section 7(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall as soon as reasonably practicable take all action within its power necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding, including without limitation using its best efforts to secure necessary Board of Directors and stockholder approvals, as further described below, to appropriately amend the Company’s Certificate of Incorporation to provide for such increase. Without limiting the generality of the foregoing sentence, if not earlier approved by written consent of the stockholders, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy (70) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock; in connection with any such meeting, the Company shall provide each stockholders with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

8. COVENANTS. Until all of the Notes have been converted or otherwise satisfied in accordance with their terms:

(a)            Rank. All payments due under this Note shall rank pari passu with all Other Notes.

(b)           New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, other than a Foreign Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to each holder of Notes, all joinders to, or as applicable additional, Security Documents (as defined in the Security Agreement) as requested by the Holder. The Company shall not, directly or indirectly, acquire or form any New Subsidiary if such New Subsidiary would not be wholly-owned, directly or indirectly, by the Company.

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9.  SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Transaction Documents (including, without limitation, the Security Agreement and the other Security Documents).

10. [Reserved].

11. AMENDING THE TERMS OF THIS NOTE. No provision of this Note may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to any provision of this Note made in conformity with the provisions of this Section 11 shall be binding on all Holders, provided that no such amendment shall be effective to the extent that it (1) applies to less than all of the holders of the Notes then outstanding or (2) imposes any obligation or liability on any Holder without such Holder’s prior written consent (which may be granted or withheld in such Holder’s sole discretion). No waiver of any provision of this Note shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Note, and any waiver of any provision of this Note made in conformity with the provisions of this Section 11 shall be binding on all Holders, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Notes then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on any Holder without such Holder’s prior written consent (which may be granted or withheld in such Holder’s sole discretion). No amendment to or waiver of any provision this Note shall amend or waive any provision of any other Transaction Document.

12. TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note (the “Conversion Shares”) may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(g) of the Securities Purchase Agreement and any other restrictions that may be mutually agreed by the Company and the Holder hereof. Notwithstanding anything in this Note to the contrary, neither this Note nor any Conversion Shares may be sold, assigned or transferred by the Holder unless the recipient of such agrees in writing to be bound by the terms and conditions of the Securities Purchase Agreement and the Registration Rights Agreement.

13. REISSUANCE OF THIS NOTE.

(a)            Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the outstanding Principal not being transferred.

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(b)            Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the outstanding Principal.

(c)            Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 13(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender,

(d)            Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal of this Note, from the Issuance Date.

14. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief); provided, the Holder shall not be entitled to any duplication or multiplication of damages. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein or in the other Transaction Documents, be subject to any other obligation of the Company (or the performance thereof.). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5).

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15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement of the debt evidenced hereby or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

16. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

17. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

18. DISPUTE RESOLUTION. If the Holder and the Company are unable to agree as to the arithmetic calculation of the Conversion Price the Holder and the Company will confer in good faith to resolve such disagreement and the Company shall promptly issue upon conversion of this Note at the number of shares of Common Stock that are uncontested. Thereafter, the Company and Holder will confer in good faith to attempt to reach agreement regarding the Conversion Price with the Required Holders; if the Required Holders and the Company agree in writing upon a Conversion Price, that agreement will be binding on Holder and all holders of the Other Notes.

19. NOTICES; PAYMENTS.

(a)            Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly, but in any event within ten (10) calendar days, upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) calendar days prior to the date on which the Company established a record date with respect to any dividend or Distribution upon the Common Stock.

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(b)            Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, which shall initially the address set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

20. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid or converted in full, this Note shall automatically be deemed canceled, shall be surrendered promptly, but in any event within ten (10) calendar days, to the Company by the Holder for cancellation and shall not be reissued.

21. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

22. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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23. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)            “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(b)            “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(c)            “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d)            “Conversion Amount” means the sum of the outstanding and unpaid Principal plus all accrued and unpaid Interest thereon plus, if any, other unpaid amounts due under this Note.

(e)            “GAAP” means United States generally accepted accounting principles, consistently applied.

(f)             “IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement filed on Form S-1 (or any successor from thereto) that is declared effective by the SEC and consummated prior to the Maturity Date.

(g)            “IPO Price to Public” means the price to public specified in the IPO registration statement.

(h)            “IPO Outside Date” shall mean February 14, 2016.

(i)             “Interest Rate” means ten percent (10%) simple interest per annum, as may be adjusted from time to time in accordance with Section 2.

(j)             “Maturity Date” shall mean May 31, 2016.

(k)            “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Closing Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(l)             “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

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(m)            “Registration Rights Agreement” means that certain registration rights agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes, as may be amended from time to time.

(n)            “Required Holders” means holders of Notes having outstanding principal amounts in the aggregate that represent a majority of the then outstanding principal amounts of all Notes.

(o)            “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(p)            “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of March 17, 2015, by and among the Company and the initial holders of certain Other Notes pursuant to which the Company issued such Other Notes, as may be amended from time to time.

(q)            “Security Agreement” means that certain security agreement, dated as of the Closing Date, by and among the Company and the initial holders of the Notes, as may be amended from time to time.

24. MAXIMUM PAYMENTS. Nothing contained in this Note shall, or shall be deemed to, establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges under this Note exceeds the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

25. SURRENDER OR ACKNOWLEDGEMENT AND CERTIFICATION: Upon payment in full or conversion of this Note, Holder shall surrender the original physical copy of this Note for cancellation; alternatively, if the Holder promptly requests in connection with such payment or conversion, the Holder may deliver to the Company a signed acknowledgement of payment in full and a certification that the Holder has cancelled or destroyed the Note in a form reasonably acceptable to the Company.

[Signature page follows]

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EXHIBIT I

MEARS TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Mears Technologies, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated: